Foundation Building Materials, Inc. Announces First Quarter 2018 Results

2018 First Quarter Highlights

•	Net sales of $536.3 million, an increase of 11.9% compared to the prior year period

•	Base business net sales of $485.2 million, an increase of 4.9% compared to the prior year period

•	Net loss of $1.1 million compared to net income of $3.9 million in the prior year period

•	Adjusted EBITDA(1) of $35.0 million

•	Completed two acquisitions in the quarter

Tustin, CA, May 9, 2018 (Business Wire) - Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and mechanical insulation in North America, today reported first quarter 2018 financial results.
“We recorded a solid quarter of operational and financial performance, highlighted by year-over-year net sales growth of 12%, and base business growth of 5%, with good performance from both our Specialty Building Products and Mechanical Insulation business segments,” said Ruben Mendoza, President and CEO. “Despite adverse weather early in the year, we finished the quarter strong, and we look forward to building on this positive momentum in the business as we continue to deliver long-term value to our customers and stockholders.”

2018 First Quarter Results

Consolidated net sales for the three months ended March 31, 2018 were $536.3 million compared to $479.5 million for the three months ended March 31, 2017, representing an increase of $56.8 million, or 11.9%. Base business net sales increased $22.5 million, or 4.9%, to $485.2 million for the three months ended March 31, 2018, compared to the three months ended March 31, 2017.
Consolidated gross profit for the three months ended March 31, 2018 was $154.4 million compared to $139.9 million for the three months ended March 31, 2017, representing an increase of $14.5 million, or 10.4%. Consolidated gross margin for the three months ended March 31, 2018 was 28.8% compared to 29.2% for the three months ended March 31, 2017. The decrease in gross margin was primarily due to a change in product mix with a higher contribution from suspended ceilings systems and mechanical insulation on a percentage of net sales basis.

Selling, general and administrative, or SG&A, expenses for the three months ended March 31, 2018 were $121.4 million compared to $113.1 million for the three months ended March 31, 2017, representing an increase of $8.4 million, or 7.4.%. As a percentage of net sales, SG&A expenses were 22.6% for the three months ended March 31, 2018 compared to 23.6% for the three months ended March 31, 2017. Excluding non-recurring expenses, SG&A expenses as a percentage of net sales for the three months ended March 31, 2018 were 22.3% compared to 22.4% for the three months ended March 31, 2017. The decrease in SG&A expenses as a percentage of net sales was due to our continued focus on operating efficiencies and cost reduction initiatives.

Net loss for the three months ended March 31, 2018 was $1.1 million, or $0.02 loss per share, a decrease of $5.0 million compared to net income of $3.9 million, or $0.11 earnings per share, for the three months ended March 31, 2017. The decrease in net income was primarily due to a decrease in gains from derivatives of $13.1 million, partially offset by higher income from operations of $4.7 million and lower income taxes of $3.4 million. Adjusted net income(1) for the three months ended March 31, 2018 was $0.4 million, or $0.01 adjusted earnings per share(1), an increase of $1.2 million compared to an adjusted net loss(1) of $0.8 million, or $0.02 adjusted loss per share(1), for the three months ended March 31, 2017.

Adjusted EBITDA(1) was $35.0 million and Adjusted EBITDA margin(1) was 6.5% for the three months ended March 31, 2018.

(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted earnings (loss) per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

2018 First Quarter Segment Results

Specialty Building Products (“SBP”). SBP net sales for the three months ended March 31, 2018 were $463.7 million compared to $418.5 million for the three months ended March 31, 2017, representing an increase of $45.2 million, or 10.8%. Net sales from acquired branches and existing branches that were strategically combined with acquired branches contributed $32.0 million of the increase.

SBP gross profit for the three months ended March 31, 2018 was $134.4 million compared to $122.4 million for the three months ended March 31, 2017, representing an increase of $12.0 million, or 9.8%. SBP gross margin for the three months ended March 31, 2018 was 29.0% compared to 29.3% for the three months ended March 31, 2017. The decrease in gross margin was primarily due to a change in product mix with a higher contribution from lower gross margin products such as suspended ceilings systems, on a percentage of net sales basis.

Mechanical Insulation (“MI”). MI net sales for the three months ended March 31, 2018 were $72.6 million compared to $61.0 million for the three months ended March 31, 2017, representing an increase of $11.6 million, or 19.1%. Base business net sales contributed $9.3 million of the increase, primarily due to higher net sales to industrial end markets.

MI gross profit for the three months ended March 31, 2018 was $20.0 million compared to $17.5 million for the three months ended March 31, 2017, representing an increase of $2.5 million, or 14.4%. MI gross margin for the three months ended March 31, 2018 was 27.5% compared to 28.7% for the three months ended March 31, 2017. This decrease was primarily due to a higher contribution from large industrial projects for the three months ended March 31, 2018, which generally have lower margins relative to the overall MI segment.

Acquisitions

During the first quarter the Company completed two acquisitions totaling seven branches. For 2018, these two acquisitions are expected to contribute $27.0 million to $29.0 million to net sales. Foundation Building Materials will continue to supplement organic growth with strategic acquisitions.
Expected Debt Refinancing

The Company is actively exploring the refinancing of its $575.0 million 8.25% senior secured notes due 2021, or Notes. In the third quarter of 2018, the prepayment premium of the Notes will decrease, and the Company believes it will have opportunities to refinance the Notes, which could provide estimated annual cash interest savings of $12.0 million to $15.0 million. As Foundation Building Materials continues to optimize its capital structure and operating efficiencies, the Company expects its generation of cash flow to improve, which will allow the company to further reduce its leverage over the next couple of years.
First Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call today, Wednesday, May 9, 2018, at 9:00 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, and John Moten, Vice President Investor Relations, will host the call.
The call can be accessed three ways:

•	At the FBM website: www.fbmsales.com in the Investors section of the Company’s website;

•
By telephone: For both listen only participants and those who wish to take part in the question and answer portion of the call, the telephone dial-in number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Audio Replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Wednesday, May 9, 2018, and ending 11:59 PM Eastern Time May 16, 2018. Dial-in numbers for U.S. based participants are (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13679454.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and mechanical insulation throughout North America. Based in Tustin, California, the Company employs more than 3,700 people and operates more than 220 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Net sales	$536,297	$479,457
Cost of goods sold	381,857	339,546
Gross profit	154,440	139,911
Operating expenses:
Selling, general and administrative	121,427	113,062
Depreciation and amortization	19,886	18,396
Total operating expenses	141,313	131,458
Income from operations	13,127	8,453
Interest expense	(15,132)	(15,249)
Other income, net	67	13,289
(Loss) income before income taxes	(1,938)	6,493
Income tax (benefit) expense	(885)	2,564
Net (loss) income	$(1,053)	$3,929

(Loss) earnings per share data:
Basic	$(0.02)	$0.11
Diluted	$(0.02)	$0.11
Weighted average shares outstanding:
Basic	42,879,874	37,273,156
Diluted	42,879,874	37,273,156

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share data)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$8,645	$12,101
Accounts receivable—net of allowance for doubtful accounts of $4,870 and $4,651, respectively	312,787	280,023
Other receivables	53,191	59,462
Inventories	192,934	184,436
Prepaid expenses and other current assets	11,327	12,636
Total current assets	578,884	548,658
Property and equipment, net	152,306	151,408
Intangible assets, net	181,856	189,770
Goodwill	466,614	458,737
Other assets	5,352	5,604
Total assets	$1,385,012	$1,354,177
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$158,475	$156,345
Accrued payroll and employee benefits	20,902	21,158
Accrued taxes	11,081	7,790
Tax receivable agreement	15,892	15,892
Other current liabilities	27,405	41,093
Total current liabilities	233,755	242,278
Asset-based revolving credit facility	89,878	47,486
Long-term portion of notes payable, net	536,748	534,379
Tax receivable agreement	119,912	119,912
Deferred income taxes, net	16,646	17,819
Other liabilities	11,264	13,639
Total liabilities	1,008,203	975,513
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,891,252 and 42,865,407 shares issued, respectively	13	13
Additional paid-in capital	330,339	330,113
Retained earnings	45,311	46,184
Accumulated other comprehensive income	1,146	2,354
Total stockholders' equity	376,809	378,664
Total liabilities and stockholders' equity	$1,385,012	$1,354,177

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(1,053)	$3,929
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	7,970	7,131
Amortization of intangible assets	11,916	11,265
Amortization of debt issuance costs and debt discount	2,624	2,399
Inventory fair value purchase accounting adjustment	407	71
Provision for doubtful accounts	551	135
Stock-based compensation	271	1,553
Unrealized gain on derivative instruments, net	(74)	(13,219)
Loss on disposal of property and equipment	13	152
Deferred income taxes	(1,614)	2,543
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(31,221)	(11,273)
Other receivables	6,278	12,595
Inventories	(6,129)	(2,137)
Prepaid expenses and other current assets	1,423	787
Other assets	36	158
Accounts payable	2,423	8,249
Accrued payroll and employee benefits	(202)	(7,793)
Accrued taxes	3,301	(238)
Other liabilities	(13,461)	(15,424)
Net cash (used in) provided by operating activities	(16,541)	883
Cash flows from investing activities:
Purchases of property and equipment	(7,594)	(7,572)
Payment of net working capital adjustments	(15)	—
Proceeds from net working capital adjustments	178	—
Proceeds from the disposal of fixed assets	200	98
Acquisitions, net of cash acquired	(21,233)	(13,195)
Net cash used in investing activities	(28,464)	(20,669)
Cash flows from financing activities:
Proceeds from asset-based revolving credit facility	131,224	114,500
Repayments of asset-based revolving credit facility	(88,724)	(281,032)
Tax withholding payment related to net settlement of equity awards	(45)	—
Principal repayment of capital lease obligations	(745)	(691)
Issuance of common stock	—	164,189
Capital contributions	—	2,997
Net cash provided by (used in) financing activities	41,710	(37)
Effect of exchange rate changes on cash	(161)	64
Net decrease in cash	(3,456)	(19,759)

Cash and cash equivalents at beginning of period	12,101	28,552
Cash and cash equivalents at end of period	$8,645	$8,793

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$—	$39
Cash paid during the period for interest	$24,201	$25,308
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$1,163	$461
Assets acquired under capital lease	$—	$378
Goodwill adjustment for purchase price allocation	$202	$723
Tax receivable agreement	$—	$203,837

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY SEGMENT AND PRODUCT LINE AND SEGMENT GROSS PROFIT AND GROSS MARGIN
(UNAUDITED)

	Three Months Ended March 31,				Change
(dollars in thousands)	2018		2017		$	%
SBP Segment
Wallboard(1)	$180,653	39.0%	$168,239	40.2%	$12,414	7.4%
Suspended ceiling systems	86,179	18.6%	72,716	17.4%	13,463	18.5%
Metal framing	73,967	16.0%	68,662	16.4%	5,305	7.7%
Complementary and other products	122,862	26.4%	108,846	26.0%	14,016	12.9%
Total SBP net sales	$463,661	100.0%	$418,463	100.0%	$45,198	10.8%

MI Segment
Total MI net sales(2)	$72,636	100.0%	$60,994	100.0%	$11,642	19.1%
Total net sales	$536,297		$479,457		$56,840	11.9%

Gross profit - SBP	$134,437		$122,426		$12,011	9.8%
Gross profit - MI	20,003		17,485		2,518	14.4%
Total gross profit	$154,440		$139,911		$14,529	10.4%

Gross margin - SBP	29.0%		29.3%		(0.3)%
Gross margin - MI	27.5%		28.7%		(1.2)%
Total gross margin	28.8%		29.2%		(0.4)%
(1) For the three months ended March 31, 2017, wallboard accessories have been reclassified from “Wallboard” to “Complementary and other products” to conform to the current year presentation.
(2) MI contains sales from Commercial and industrial insulation and Non-insulation products.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES (UNAUDITED)

	Three Months Ended March 31,		Change
(dollars in thousands)	2018	2017	$	%
Base business(1)	$485,241	$462,743	$22,498	4.9%
Acquired and combined(2)	51,056	16,714	34,342	205.5%
Net sales	$536,297	$479,457	$56,840	11.9%
(1) Represents net sales from branches that were owned by us since January 1, 2017 and branches that were opened by us during such period.
(2) Represents branches acquired and existing branches combined with acquired branches after January 1, 2017.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY SEGMENT AND PRODUCT
(UNAUDITED)

	Three Months Ended March 31, 2017	Base Business Net Sales (Decrease) Increase	Acquired and Combined Net Sales Increase	Three Months Ended March 31, 2018	Total Net Sales % Increase	Base Business Net Sales % (Decrease) Increase(1)	Acquired and Combined Net Sales % Increase(2)
(dollars in thousands)
Wallboard	$168,239	$(1,641)	$14,055	$180,653	7.4%	(1.0)%	203.2%
Suspended ceiling systems	72,716	6,719	6,744	86,179	18.5%	9.7%	186.3%
Metal framing	68,662	776	4,529	73,967	7.7%	1.2%	210.0%
Complementary and other products	108,846	7,373	6,643	122,862	12.9%	7.0%	236.1%
SBP net sales	418,463	13,227	31,971	463,661	10.8%	3.3%	206.2%
MI net sales	60,994	9,271	2,371	72,636	19.1%	15.5%	196.4%
Total net sales	$479,457	$22,498	$34,342	$536,297	11.9%	4.9%	205.5%
Average daily sales	$7,492	$352	$537	$8,380	11.9%	4.9%	205.5%
(1) Represents base business net sales (decrease) increase as a percentage of base business net sales for the three months ended March 31, 2017.
(2) Represents acquired and combined net sales increase as a percentage of acquired and combined net sales for the three months ended March 31, 2017.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to results under GAAP, this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted earnings per share ("EPS"), which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net (loss) income before interest expense net, income tax (benefit) expense, and depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before unrealized gains on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, losses on the disposal of property and equipment, transaction costs and management fees. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by net sales. We calculate Adjusted net income (loss) as net (loss) income before unrealized gains on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting adjustments, losses on the disposal of property and equipment, transaction costs, and management fees. We calculate Adjusted EPS as Adjusted net income (loss) on a per weighted average share outstanding basis.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted EPS are presented because they are important metrics used by management as a means by which it assesses financial performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted EPS are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provides investors with an additional financial analytical framework that may be useful in assessing our company and its results of operations.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted EPS have certain limitations. These measures should not be considered as alternatives to net income and earnings per share, or as any other measure of financial performance derived in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted EPS also should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted EPS are not intended to be liquidity measures. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than we do, limiting their usefulness as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net (loss) income (unaudited):

	Three Months Ended March 31,
	2018	2017
(in thousands)
Net (loss) income	$(1,053)	$3,929
Interest expense, net	15,111	15,214
Income tax (benefit) expense	(885)	2,564
Depreciation and amortization	19,886	18,396
EBITDA	33,059	40,103

Unrealized gain on derivative financial instruments	(74)	(13,219)
IPO and public company readiness expenses	89	2,975
Stock-based compensation	271	1,553
Non-cash purchase accounting effects(a)	407	71
Loss on disposal of property and equipment	13	152
Transaction costs(b)	1,218	592
Management fees(c)	—	353
Adjusted EBITDA	$34,983	$32,580
Adjusted EBITDA margin(d)	6.5%	6.8%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)
Represents one-time costs related to our acquisitions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs. Certain amounts have been reclassified for the three months ended March 31, 2017 to conform our presentation of Adjusted EBITDA to the current year presentation.

(c)	Represents fees paid to our former private equity sponsor for services provided pursuant to past management agreements. These fees are no longer being incurred.

(d)	Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

The following is a reconciliation of Adjusted net income (loss) to the nearest GAAP measure, net (loss) income (unaudited):

	Three Months Ended March 31,
	2018	2017
(in thousands, except share and per share data)
Net (loss) income	$(1,053)	$3,929
Unrealized gain on derivative financial instruments	(74)	(13,219)
IPO and public company readiness expenses	89	2,975
Stock-based compensation	271	1,553
Non-cash purchase accounting effects(a)	407	71
Loss on disposal of property and equipment	13	152
Transaction costs(b)	1,218	592
Management fees(c)	—	353
Tax effect of adjustments(d)	(492)	2,746
Adjusted net income (loss)	$379	$(848)

(Loss) earnings per share data as reported:
Basic	$(0.02)	$0.11
Diluted	$(0.02)	$0.11
Earnings (loss) per share data as adjusted:
Basic	$0.01	$(0.02)
Diluted	$0.01	$(0.02)

Weighted average shares outstanding:
Basic	42,879,874	37,273,156
Diluted	42,879,874	37,273,156

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)	Represents one-time costs related to our acquisitions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(c)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(d)	Represents the tax effect of the adjustments to reflect corporate income taxes. The statutory tax rates for the three months ended March 31, 2018 and 2017 are 25.6% and 36.5%, respectively.